Cohoes Bancorp, Inc.

             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
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Item 1 and 2 - Fill in the number of shares  that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares that may be subscribed for is 25. Generally, each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member may purchase in the Subscription Offering not more than 25,000 Common Shares. In connection with the exercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 25,000 Common Shares. Except for Cohoes Bancorp, Inc.'s Employee Stock Ownership Plan, which may purchase up to 8% of the total Common Shares sold in the Offering, no person, together with his or her Associates and other persons Acting in Concert with him or her, may purchase more than 80,500 Common Shares in the Offering. Cohoes Bancorp, Inc. reserves the right to reject any order received in the Community Offering, if any, in whole or in part.

For a more detailed explanation of the stock purchase limitations, please see "The Offerings - Limitations on Common Stock Purchases" in the prospectus which is incorporated herein by reference.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Cohoes Bancorp, Inc. No wire transfers will be accepted. DO NOT MAIL CASH. Your funds will earn interest at Cohoes Savings Bank's passbook rate which is currently x.xx%.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Cohoes Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If the signature of more than one person is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase stock. Payments will remain in account(s) until the Offering closes but a hold will be placed on the account(s) for the amount(s) you show. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will be refunded.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Cohoes Savings Bank or a member of such person's immediate household.

Item 6 - Please check the appropriate box if you were:
         a) A depositor with $100.00 or more on deposit at Cohoes Savings Bank as of March 31, 1997. Enter information for all deposit accounts that you had at Cohoes Savings Bank on March 31, 1997.
         b) A depositor with $100.00 or more on deposit at Cohoes Savings Bank as of September 30, 1998, but are not an Eligible Account Holder. Enter information for all deposit accounts that you had at Cohoes Savings Bank on September 30, 1998.
         c) A member of Cohoes Savings Bank as of October 31, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information for all deposit and/or loan accounts that you had at Cohoes Savings Bank on October 31, 1998.

Item 7 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Cohoes Bancorp, Inc. common shares. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
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Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift/Uniform Transfer to Minors - For residents of many states stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, including Indiana, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. SHARES MAY BE PURCHASED IN THE SUBSCRIPTION OFFERING UNDER EITHER ACT ONLY IF THE MINOR HAS SUBSCRIPTION RIGHTS. Only one custodian and one minor may be designated.

Instructions: On the first "Name" line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "Name" line. Use the minor's social security number.

Corporation/Partnership - Corporations and partnerships may purchase stock. Please provide the corporation/partnership's legal name and Tax I.D. To have subscription rights, the corporation/partnership must have an account in the legal name.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Cohoes Savings Bank does not offer a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "Name" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "Name" line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second "Name" line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

                                   PROXY CARD
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                              COHOES BANCORP, INC.
                               Stock Sales Center
                                xxxxxxxxxxxxxxxx
                                Cohoes, New York
                                 (xxx) xxx-xxxx

                                STOCK ORDER FORM
               Please refer to the enclosed Stock Ownership Guide
                       and Stock Order Form Instructions.

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DEADLINE:  The  Subscription  Offering  ends at 12:00  Noon,  Eastern  Time,  on
December xx, 1998. Your original Stock Order and Certification Form, properly completed and executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or any Citizens Financial branch by this deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT BE ACCEPTED.
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(1) Number of Shares          Price Per Share       (2)Total Amount Due
                                x $10.00=            $
____________________                                 __________________

The minimum number of shares that may be subscribed for is 25. Generally, each Eligible Account Holder, Supplemental Eligible Account Holder and Other Member may purchase in the Subscription Offering not more than 25,000 Common Shares. In connection with the exercise of subscription rights arising from a single deposit account in which two or more persons have an interest, however, the aggregate maximum number of Common Shares which the persons having an interest in such account may purchase in the Subscription Offering in relation to such account is 25,000 Common Shares. Except for the Cohoes Bancorp, Inc. Employee Stock Ownership Plan, which may purchase up to 8% of the total Common Shares sold in the Offering, no person, together with his or her Associates and other persons acting in concert with him or her, may purchase more than 80,500 (1%) Common Shares in the Offering.
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METHOD OF PAYMENT
(3)[ ] Enclosed is a check, bank draft or money order payable to Cohoes Bancorp, Inc. for $______________.
(4)[ ] I authorize Cohoes Savings Bank to make withdrawals from my Cohoes Savings certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                ACCOUNT NUMBER(s)                         AMOUNT(s)
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
                                         TOTAL WITHDRAWAL ______________________

       There is NO penalty for early withdrawals used for this payment.
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(5)[ ] Check here if you are a DIRECTOR,  OFFICER or EMPLOYEE of Cohoes  Savings
       Bank or a member of such person's immediate family (same household).

(6) PURCHASER INFORMATION (CHECK ONE)
a.[ ] Eligible Account Holder Check here if you were a depositor with $100.00 or more on deposit at Cohoes Savings Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at Cohoes Savings Bank on March 31, 1997.
b.[ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $100.00 or more on deposit at Cohoes Savings Bank as of September 30, 1998 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Cohoes Savings Bank on September 30, 1998.
c.[ ] Other Member - Check here if you were a member of Cohoes Savings Bank as of October 31, 1998 but are not an Eligible Account Holder or a supplemental Eligible Account Holder. Enter information below for all accounts that you had at Cohoes Savings Bank on October 31, 1998.

       ACCOUNT TITLE (NAMES ON ACCOUNTS)                ACCOUNT NUMBER
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
      (additional space on back of form) PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
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


(7) STOCK REGISTRATION - Please PRINT Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ]Individual         [ ]Uniform Transfer to Minors [ ]Partnership
    [ ]Joint Tenants      [ ]Uniform Gift to Minors     [ ]Individual Retirement
                                                           Account
    [ ]Tenants in Common  [ ]Corporation                [ ]Fiduciary/Trust(Under
                                                           Agreement Dated_____)
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Name                                                 Social Security or Tax I.D.
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Name                                                 Social Security or Tax I.D.
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Mailing                                                      Daytime
Address                                                      Telephone
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                                    Zip                      Evening
City            State               Code        County       Telephone
================================================================================

[ ] NASD  AFFILIATION  (This section only applies to those  individuals who meet the delineated criteria)
Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person who contributes to your support, directly or indirectly, or the holder of an account in which as NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a
period  of  three  months   following  the  issuance  and  (2)  to  report  this
subscription in writing to the applicable NASD member within one day of the payment therefor.
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ACKNOWLEDGMENT  By signing below, I acknowledge  receipt of the Prospectus dated
November xx, 1998 at least 48 hours prior to delivery of this Stock Order Form and understand I may not change or revoke my order once it is received by Cohoes Bancorp, Inc.. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Cohoes Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders involving such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out item (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Signature  THIS FORM MUST BE SIGNED AND DATED  TWICE:  Here and on the  attached
Certification Form. THIS ORDER IS NOT VALID UNLESS THE STOCK ORDER FORM AND CERTIFICATION FORM ARE BOTH SIGNED. YOUR ORDER IS SUBJECT TO THE PROVISIONS OF THE PLAN OF CONVERSION AND AS DESCRIBED IN THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

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Signature                                                       Date
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Signature                                                       Date
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                                 TURN PAGE OVER
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FOR OFFICE        Date Rec'd ___/___/___          Check #   ______________
USE               Amount $ _____________          Category  ______________
Batch #           Order # -                       Deposit $ ______________
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


                                   PROXY CARD



  Please Detach, sign, Date & Return ALL Proxies in the enclosed BLUE envelope
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                              COHOES BANCORP, INC.

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   ITEM (6) CONTINUED; PURCHASER INFORMATION

   ACCOUNT TITLE (NAMES ON ACCOUNTS)                     ACCOUNT NUMBER
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________


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                               CERTIFICATION FORM

    (THIS CERTIFICATION MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

I ACKNOWLEDGE THAT THE COMMON SHARES, $0.01 VALUE PER SHARE, OF COHOES BANCORP, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY COHOES SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Superintendent of Banks of the State of New York at (xxx) xxx-xxxx.

I further certify that, before purchasing the common shares of Cohoes Bancorp, Inc., I received a copy of the Prospectus dated November xx, 1998 which disclosed the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" beginning on page xx of the Prospectus:

1. Decreased Return on Average Equity and Increased Expenses Immediately After Conversion
2.   Risks Related to the Merger
3.   Dilutive Effect of Issuance of Additional Shares
4.   Interest Rate Risk Exposure
5. Risks related to Multi-Family and Commercial real Estate Loans: Geographic Concentration of Loans
6.   Competition
7.   Takeover Defensive provisions
8.   Post Conversion Compensation and Other Expense
9.   Absence of Active Market for the Common Stock
10.  Year 2000 Compliance
11.  Risks Associated with the Establishment of the Charitable Foundation


_________________________________             __________________________________
Signature         Date                        Signature              Date
_________________________________             __________________________________

(NOTE: IF SHARES TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

                                   PROXY GRAM

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We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Cohoes Savings Bank from a state-chartered mutual savings bank to a state-chartered stock savings bank (the "Conversion").

Your vote on our Plan of Conversion has not yet been received. Failure to Vote has the Same Effect as Voting Against the Conversion.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The  Board  of  Directors  unanimously   recommends  that  you  vote  "FOR"  the
Conversion.

Cohoes Savings Bank
Cohoes, New York

Harry L. Robinson
Chairman and Chief Executive Officer


If you mailed the proxy, please accept our thanks and disregard this request. For further information call (xxx) xxx-xxxx.